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                                                                    Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT


NAME OF SUBSIDIARY                                        STATE OF INCORPORATION
------------------                                        ----------------------
Mortgage Portfolio Services, Inc.                         Delaware
NAFCO, Inc.                                               Delaware
Construction Portfolio Funding, Inc.                      Texas